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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-65970 of Century Aluminum Company and its subsidiaries on Form S-4 of our report dated February 16, 2001, (April 1, 2001 as to Note 18), accompanying the consolidating financial statements appearing in the prospectus and to the incorporation by reference of our report, dated February 16, 2001, accompanying the financial statement schedules incorporated by reference in the prospectus, which prospectus is part of the Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
October 11, 2001